Exhibit 10.3

FORM OF SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”) is entered into as of June 17, 2021, by and between Leo Holdings III Corp, a Cayman Islands exempted company (which shall domesticate as a Delaware corporation in accordance the Merger Agreement (as defined below), “Parent”), and the undersigned stockholder of the Company (the “Company Stockholder”). Capitalized terms used and not defined herein shall have the meanings set forth in the Merger Agreement.

RECITALS

WHEREAS, it is contemplated that, pursuant to the Agreement and Plan of Merger, dated as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Merger Agreement”), by and among Parent, Longleaf Merger Sub, Inc., a Delaware corporation (“Merger Sub I”), Longleaf Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II”) and Local Bounti Corporation, a Delaware corporation (the “Company”), Merger Sub I shall merge with and into the Company pursuant to the Merger Agreement upon the terms and subject to the conditions set forth therein, with the Company being the surviving corporation in the Merger (the “First Merger”), and immediately following the consummation of the First Merger, the Company will merge with and into Merger Sub II pursuant to the Merger Agreement upon the terms and subject to the conditions set forth therein, with Merger Sub II being the surviving entity (the “Second Merger” and together with the First Merger, the “Mergers”);

WHEREAS, as of the date hereof, the Company Stockholder is the record and beneficial owner of the number of shares of Company Common Stock and/or other Equity Interests of the Company set forth on Schedule 1 attached hereto (the “Equity Securities”), such Equity Interests represent a substantial interest in the Company, and accordingly, the Company Stockholder has acquired confidential and proprietary information relating to the business and operations of the Group Companies.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.    Voting; Waiver of Appraisal Rights. The Company Stockholder agrees as follows: (a) the Company Stockholder hereby irrevocably and unconditionally waives any rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger or any other transaction contemplated by the Merger Agreement that the Company Stockholder may have (under Section 262 of DGCL or otherwise) by virtue of, or with respect to, any outstanding Company Common Stock owned of record or beneficially by the Company Stockholder; (b) the Company Stockholder will, with respect to all of the Company Stockholder’s shares of Company Common Stock (including any shares of Company Common Stock resulting from the exercise or conversion of any Equity Interests after the date hereof), vote to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger and will not withdraw or rescind such vote or otherwise take action to make such vote ineffective; (c) prior to the Effective Time, the Company Stockholder will execute and deliver a Letter of Transmittal for all of the Company Stockholder’s shares of Company Common Stock (including any shares of Company Common Stock resulting from the exercise or conversion of any Equity Interests after the date hereof); and (d) the Company Stockholder will cooperate with Parent in taking such actions as are reasonably necessary and requested by Parent to consummate the transactions contemplated by the Merger Agreement.

2.    Representations and Warranties of the Company Stockholder.

(a)    The Company Stockholder hereby represents and warrants to Parent that the Equity Securities held by the Company Stockholder constitute all of the shares of Company Common Stock and other Equity Interests of the Group Companies owned of record or beneficially by the Company Stockholder as of the date hereof. The Company Stockholder has good and valid title to such Equity Securities and as of the Effective Time will have good and valid title to such Equity Securities free and clear of all Liens (other than transfer restrictions under applicable securities Laws and other restrictions as set forth in the Stockholder Agreements).

(b)    (A) The Company Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or organization and has all requisite corporate, limited liability company or other entity power and authority, as applicable, to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, (B) the execution, delivery and performance by the Company Stockholder of this Agreement and the Ancillary Agreements to which it is a party, and its obligations hereunder and thereunder have been duly and validly authorized by the Company Stockholder and no other act or proceeding on the part of the Company Stockholder is necessary to authorize the execution, delivery or performance of this Agreement and the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, (C) this Agreement has been, and the Ancillary Agreements to which the Company Stockholder is or will be a party as of the Closing Date shall be, duly executed and delivered by the Company Stockholder and, assuming the due authorization, execution and delivery by each other party hereto and thereto, constitutes a valid and binding obligation of the Company Stockholder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies, and (D) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any material breach of any provision of the Governing Documents of the Company Stockholder, (ii) require any material filing with, or the obtaining of any material consent or material approval of, any Governmental Entity by the Company Stockholder, or (iii) violate in any material respect any material Law applicable to the Company Stockholder, except, in the case of the foregoing clauses (ii) and (iii), for violations which would not prevent or delay the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

3.    Merger Agreement Obligations. Except pursuant to the Company Stockholder’s Letter of Transmittal delivered in accordance with the Merger Agreement in accordance with the terms of the Merger Agreement, the Company Stockholder will not, directly or indirectly, (i) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, Lien, hypothecation or similar disposition of (by operation of law or otherwise), any of the Equity Securities, (ii) deposit any of the Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii) agree (whether or not in writing) to take any of the actions referred to in the foregoing clause (i) or (ii) of this Section 3. The Company Stockholder hereby agrees to be bound by the terms and conditions set forth in Article 2 (Merger Consideration; Effects of the Merger), Section 5.5 (Public Announcements), Section 5.18(a) (Exclusivity), Section 5.23 (Transfers of Ownership), Section 9.19 (Non-Survival), Section 9.20 (Trust Account Waiver) and, to the extent applicable to any of the foregoing, the remaining provisions of Article IX (Miscellaneous) of the Merger Agreement fully and to the same extent as if the Company Stockholder was a party and signatory to such provisions of the Merger Agreement.

4.    General Waiver and Release.

(a)    As partial consideration for the right to participate in the First Merger as a Company Stockholder (as defined in the Merger Agreement) and receive Merger Consideration, the Company Stockholder, on behalf of itself and any of its heirs, executors, beneficiaries, administrators, equityholders, partners, trustees, successors, assigns and controlled Affiliates, as applicable (each, a “Releasor”), hereby forever, unconditionally and irrevocably acquits, remises, discharges and releases, effective as of the Closing, the Group Companies and their respective Affiliates (including Parent and the Surviving Company, after the Closing), each of their respective officers, directors, equityholders, employees, partners, trustees and Representatives, and each predecessor, successor and assign of any of the foregoing (collectively, the “Company Released Parties”), from any and all claims, obligations, liabilities, charges, demands and causes of action of every kind and character, whether accrued or fixed, absolute or contingent, matured or unmatured, suspected or unsuspected or determined or determinable, and whether at law or in equity, which any Releasor now has, ever had or may have against or with the Company Released Parties, or any of them, in any capacity, whether directly or derivatively through another Person, for, upon, or by reason of any matter, cause or thing, whatsoever, on or at any time prior to the Closing, relating to the Company Stockholder’s relationship as an equityholder of, or service provider to, the Group Companies and agrees not to bring or threaten to bring or otherwise join in any Action against the Company Released Parties, or any of them, for, upon, or by reason of any matter, cause or thing, whatsoever, on or at any time prior to the Closing relating to the Company Stockholder’s relationship as an equityholder of, or service provider to, the Group Companies; provided, however, that to the extent applicable to each Releasor, the claims, obligations, liabilities, charges, demands and causes of action released pursuant to this Section 4(a) (collectively, the “Released Claims”) does not apply to the following: (i) regular salary and vacation that is accrued and earned but unpaid by any Group Company at the Closing; (ii) any unreimbursed travel or other expenses and advances that are reimbursable under the current policies of the Group Companies; (iii) any benefits that are accrued, vested and earned but unpaid at the Closing under any employee benefit plan of the Group Companies or any rights under health insurance plans or retirement plans sponsored by any Group Company; (iv) any rights to indemnification, exculpation and/or advancement of expenses pursuant to the Governing Documents of any Group Company, indemnification agreements with any Group Company or any directors’ and officers’ liability insurance policies with respect to actions taken or not taken by such Releasor in his or her capacity as an officer or director of a Group Company; or (v) any rights of the Releasors under this Agreement, the Merger Agreement and Ancillary Agreements. Without limiting the foregoing, the Company Stockholder, on behalf of itself and each Releasor, understands and agrees that the claims released in this Section 4(a) include not only claims presently known but also include all unknown or unanticipated claims, obligations, liabilities, charges, demands and causes of action of every kind and character that would otherwise come within the scope of the Released Claims and the Company Stockholder, on behalf of itself and each Releasor, knowingly and voluntarily waives and releases any and all rights and benefits he, she or it may now have, or in the future may have, under Section 1542 of the California Civil Code (or any analogous Law of any other jurisdiction), which reads as follows (“Section 1542”):

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

The Company Stockholder, on behalf of itself and each Releasor, understands that Section 1542, or an analogous Law of any other jurisdiction, gives the Company Stockholder the right not to release existing claims of which the Company Stockholder is not aware, unless the Company Stockholder voluntarily chooses to waive this right. Having been so apprised, the Company Stockholder, on behalf of itself and each Releasor, nevertheless hereby voluntarily elects to and does waive the rights described in Section 1542, or such other analogous Law, and elects to assume all risks for claims that exist or existed in his, her or its favor, known or unknown, suspected or unsuspected, arising out of or related to claims or other matters purported to be released pursuant to this Section 4, in each case, effective at the Closing (except to the extent of any claims which are specifically excluded from Released Claims as set forth in Section 4(a) above). The Company Stockholder, on behalf of itself and each Releasor, acknowledges and agrees that the foregoing waiver is an essential and material term of the release provided pursuant to this Section 4 and that, without such waiver, Parent would not have agreed to the terms of this Agreement.

5.    Covenants.

(a)    Nondisclosure.

(i)    The Company Stockholder hereby covenants and agrees not to, and to cause the Company Stockholder’s Affiliates not to, at any time (a) retain or use for the benefit, purposes or account of the Company Stockholder or any other Person (other than the Group Companies), or (b) other than to the Company Stockholder’s legal and financial advisors who agree to maintain the confidentiality of such information, disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside of Parent or the Group Companies, any Confidential Information.

(ii)    “Confidential Information” means all information (regardless of whether specifically identified as confidential), in any form or medium that relates to the business, products, operations, financial condition, services, research or development of the Group Companies or their respective customers, vendors, suppliers, independent contractors or other business relations, including: (a) internal business information (including information relating to strategic plans and practices, business, accounting, financial or marketing plans, practices or programs, training practices and programs, salaries, bonuses, incentive plans and other compensation and benefits information and accounting and business methods); (b) identities of, individual requirements of, specific contractual arrangements with, and information about, the Group Companies and their respective customers and confidential information; (c) industry research compiled by, or on behalf of, the Group Companies, including identities of potential target companies, management teams and transaction sources identified by, or on behalf of, the Group Companies; (d) compilations of data and analyses, processes, methods, track and performance records, data and databases relating thereto; (e) personally identifiable information of the Group Companies’ customers; and (f) information related to the Group Companies’ Intellectual Property and updates of any of the foregoing; provided, however, that “Confidential Information” shall not include any information that (A) is or becomes generally available to the public other than as a result of the Company Stockholder’s or the Company Stockholder’s Affiliates’ acts or omissions in violation of its, his or her confidentiality obligations with respect to such information or (B) becomes available to the Company Stockholder on a non-confidential basis from a source other than the Group Companies or any of the equityholders of the Company as of the Closing, provided that such source is not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Group Companies or any other party with respect to such information.

(iii)    Except as required by Law, the Company Stockholder hereby covenants and agrees not to disclose to any Person, other than legal and financial advisers (or the Company Stockholder’s immediate family, if applicable) the existence or contents of this Agreement; provided that the Company Stockholder may disclose to any prospective future employer of the Company Stockholder the provisions of this Agreement but only if such prospective employer agrees to maintain the confidentiality of such terms.

(iv)    Without limitation of Section 6(l), if the Company Stockholder breaches this Section 5(a), Parent and the Group Companies shall have the right and remedy, in addition to any other remedies they may have at law or in equity, to have this Section 5(a) specifically enforced by any court of competent jurisdiction (without posting any bond or deposit), it being agreed that any breach of this Section 5(a) would cause irreparable injury to the Group Companies and Parent and that money damages would not provide an adequate remedy to the Group Companies.

(b)    Further Assurances. From time to time and without additional consideration, the Company Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement or the Merger Agreement.

(c)    Acknowledgment. THE COMPANY STOCKHOLDER ACKNOWLEDGES AND AGREES THAT THE COMPANY STOCKHOLDER IS ENTERING INTO THIS AGREEMENT ON THE COMPANY STOCKHOLDER’S OWN FREE WILL AND NOT UNDER ANY DURESS OR UNDUE INFLUENCE. THE COMPANY STOCKHOLDER HAS ENTERED INTO THIS AGREEMENT FREELY AND WITHOUT COERCION, THE COMPANY STOCKHOLDER HAS BEEN ADVISED BY PARENT TO CONSULT WITH COUNSEL OF THE COMPANY STOCKHOLDER’S CHOICE WITH REGARD TO THE EXECUTION OF THIS AGREEMENT AND THE COMPANY STOCKHOLDER’S COVENANTS HEREUNDER, THE COMPANY STOCKHOLDER HAS HAD AN ADEQUATE OPPORTUNITY TO CONSULT WITH SUCH COUNSEL AND EITHER SO CONSULTED OR FREELY DETERMINED IN THE COMPANY STOCKHOLDER’S OWN DISCRETION NOT TO SO CONSULT WITH SUCH COUNSEL, THE COMPANY STOCKHOLDER UNDERSTANDS THAT PARENT HAS BEEN ADVISED BY COUNSEL, AND THE COMPANY STOCKHOLDER HAS READ THIS AGREEMENT AND THE MERGER AGREEMENT AND FULLY AND COMPLETELY UNDERSTANDS THIS AGREEMENT AND THE MERGER AGREEMENT AND EACH OF THE COMPANY STOCKHOLDER’S REPRESENTATIONS, WARRANTIES, COVENANTS AND OTHER AGREEMENTS HEREUNDER AND THEREUNDER. THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED AS HAVING BEEN DRAFTED JOINTLY BY THE COMPANY STOCKHOLDER AND PARENT AND NO PRESUMPTION OR BURDEN OF PROOF SHALL ARISE FAVORING OR DISFAVORING ANY PARTY HERETO BY VIRTUE OF THE AUTHORSHIP OF ANY OR ALL OF THE PROVISIONS OF THIS AGREEMENT.

(d)    Consent to Terminate Certain Agreements. The Company Stockholder hereby consents to the termination, contingent upon and effective as of the Closing, of the Company Affiliate Agreements and the Stockholder Agreements to which it is a party in accordance with Section 5.13 of the Merger Agreement (other than any Contracts set forth on Schedule 5.13 to the Merger Agreement and any indemnification agreements between any Indemnified Person and any Group Company); provided that, to the extent that the Company Stockholder is a party to any such terminated agreements, notwithstanding the termination of such terminated agreements, the Company Stockholder hereby acknowledges and agrees that any undertakings by the Company Stockholder therein to keep confidential, or not to disclose or use, confidential information of the Group Companies (as may be further defined in such terminated agreement) shall survive such termination for a period of five (5) years following the Effective Time. The Company Stockholder hereby irrevocably and unconditionally waives any rights to notice contained in any such terminated agreements, any Governing Documents of the Company or otherwise with respect to the Merger or any of the other transactions contemplated by the Merger Agreement.

(e)    DGCL Section 204 Claims. The Company Stockholder (i) acknowledges and agrees that the Company shall file, on or prior to the Closing, a certificate of validation (the “Certificate of Validation”) with the Secretary of State of the State of Delaware to ratify the increase in the number of authorized shares and the issuance of the Company Restricted Stock in the form made available to the Company Stockholder as of the date hereof (the “Ratification”), and (ii) hereby irrevocably and unconditionally waives any rights that the Company Stockholder may have with respect to the Ratification (under Section 204 or 205 of DGCL or otherwise), including any right to bring any claim that any defective corporate act or putative stock ratified by virtue of the Ratification is void or voidable due to the failure of authorization, or that the Court of Chancery should declare in its discretion that the Ratification not be effective or be effective only on certain conditions, and (iii) shall vote in favor of the Ratification, including to ratify the defective acts set forth in the resolutions attached to the Certificate of Validation, and not withdraw or rescind such vote or otherwise take action to make such vote ineffective, and shall take such actions as may be reasonably requested by Parent to effectuate the Ratification.

6.    General Provisions.

(a)    Amendment. This Agreement may not be amended except by an instrument signed by Parent and the Company Stockholder.

(b)    Termination. This Agreement shall terminate upon the termination of the Merger Agreement prior to the consummation of the Mergers.

(c)    Notices. All notices, requests, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered in person or, by e-mail, (b) on the next Business Day when sent by overnight courier, or (c) on the second (2nd) succeeding Business Day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party hereto as shall be specified by like notice):

(i)	if to Parent:

Leo Holdings III Corp
21 Grosvenor Pl
London SW1X 7HF, United Kingdom
	Attention:	Lyndon Lea
Robert Darwent
Edward Forst
	E-mail:	lea@leo.holdings
darwent@leo.holdings
forst@leo.holdings

with a copy (which shall not constitute notice to Parent) to:

Kirkland & Ellis LLP
2049 Century Park East, 37th Floor
Los Angeles, CA 90067
	Attention:	Damon Fisher, P.C.
Christian O. Nagler
Brooks W. Antweil
Jennifer Yapp
	E-mail:	damon.fisher@kirkland.com
christian.nagler@kirkland.com
brooks.antweil@kirkland.com
jennifer.yapp@kirkland.com

(ii)	if to the Company Stockholder:

At the address provided in the Company Stockholder’s signature page hereto.

with a copy to (which shall not constitute notice):

Orrick, Herrington & Sutcliffe LLP
1000 Marsh Rd.
Menlo Park, CA 94025
Attention:	Matthew Gemello
Albert Vanderlaan
Email:	mgemello@orrick.com
avanderlaan@orrick.com

All such notices, requests, demands, waivers and communications shall be deemed received upon (i) actual receipt thereof by the addressee, or (ii) actual delivery thereof to the appropriate address.

(d)    Interpretation. Unless the context of this Agreement otherwise clearly requires, (i) references to the plural include the singular, and references to the singular include the plural, (ii) references to one gender include the other gender, (iii) the words “include”, “includes,” “including” and words of similar import do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”, (iv) the terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (v) the term “or” will not be deemed to be exclusive, (vi) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (vii) the terms “day” and “days” mean and refer to calendar day(s), and (viii) the terms “year” and “years” mean and refer to calendar year(s). Unless otherwise set forth in this Agreement, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) includes and incorporates all exhibits, schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof, and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (ii) a particular Law means such Law, as amended, modified, supplemented or succeeded from time to time and in effect on the date hereof. All Section and Schedule references herein are to Sections and Schedules of this Agreement, unless otherwise specified.

(e)    Section Headings; Defined Terms. The Section headings and the words used for defined terms themselves (but not, for the avoidance of doubt, the express definitions thereof) contained in this Agreement are exclusively for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

(f)    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of the Agreement. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, will be disregarded in determining a party’s intent or the effectiveness of such signature.

(g)    Entire Agreement; No Third Party Beneficiaries. The agreement of the parties that is comprised of this Agreement, the Letter of Transmittal executed by the Company Stockholder and the provisions of the Merger Agreement referenced in Section 3 herein to which the Company Stockholder has expressly agreed to be bound constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both oral and written, relating to the subject matter of this Agreement, and is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder; provided, however, that the Company Released Parties are express third party beneficiaries of this Agreement. For the avoidance of doubt, this Agreement does not and shall not affect any prior understandings, agreements or representations with respect to any similar subject matter entered into in connection with or as a result of the Company Stockholder’s ownership of any direct or indirect Equity Interests of the Group Companies or any provision of services to the Group Companies.

(h)    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

(i)    Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any party hereto without the prior written consent of the other party hereto; provided, that Parent shall be permitted, without the consent of the Company Stockholder, to make an assignment of any or all of its rights and interests hereunder to the Company or any of its Subsidiaries following the Closing. Any purported assignment in violation of this Section 6(i) shall be null and void ab initio.

(j)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including Actions related hereto), including matters of validity, construction, effect, performance and remedies.

(k)    Consent to Jurisdiction, Etc. Each party hereto hereby agrees, and any Person asserting rights as a third party beneficiary may do so only if he, she or it irrevocably agrees, that any Legal Dispute shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 6(k) is pending before a court, all Actions with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto waives, and any Person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such Action may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such Action is brought in an inconvenient forum, or (e) the venue of such Action is improper. A final judgment in any Action described in this Section 6(k) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws. EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY WAIVES, AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES, ANY RIGHT TO TRIAL BY JURY ON ANY

CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

(l)    Specific Performance. The Company Stockholder agrees that irreparable damage may occur for which monetary damages, even if available, may not be an adequate remedy in the event that the Company Stockholder does not perform its obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Company Stockholder acknowledges and agrees that Parent shall therefore be entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any action instituted in any court in the United States or in any state or province having jurisdiction over the parties hereto and the matter in addition to any other remedy to which they may be entitled pursuant hereto, and that such explicit rights of specific enforcement are an integral part of the transactions contemplated by this Agreement and without such rights, Parent would not have entered into this Agreement. The Company Stockholder agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that Parent has an adequate monetary or other remedy at law. The Company Stockholder acknowledges and agrees that if Parent seeks an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement, Parent shall not be required to provide any bond or other security in connection with any such order or injunction.

[Signature Pages Follow]

IN WITNESS WHEREOF, Parent and the Company Stockholder have caused this Support Agreement to be executed as of the date first written above.

Parent:

LEO HOLDINGS III CORP

By:
Name:
Title:

Signature Page to Support Agreement

COMPANY STOCKHOLDER:

[NAME]

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[NAME]

By:
Name:
Title:

ADDRESS:
[ ]
[ ]
[ ]
Attention: [ ]
Facsimile: [ ]
Email: [ ]

Signature Page to Support Agreement

Schedule 1

Equity Securities

Company Stockholder	Class, Number and Type of Equity Interests
[●]	[●]